                                                                   Exhibit 10.10

                           NATIONAL DENTEX CORPORATION
                     KEY EMPLOYEE & CORPORATE SUPPORT GROUP
                           INCENTIVE COMPENSATION PLAN

                         PRINCIPAL FEATURES OF THE PLAN

Participation in the Plan

At the start of each plan year, the Compensation Committee of the Board of Directors of National Dentex Corporation shall select who will participate in the Plan for that year.

Standard Bonus

The standard bonus, as used herein, represents the percentage of Base Salary that is applicable to a National Dentex executive based upon his/her corporate responsibilities.

Determination of Participant's Bonus

Participants in the Plan will earn incentive compensation based on the attainment of corporate earnings targets, expressed in terms of Net Income before taxes and consistent with the Company's budget.

Other Provisions

     1. Standard bonuses calculated as a percentage of base salary, will use for that calculation, annualized salary earnings in effect at the end of the Plan Year.

     2. Bonus payments will be calculated annually based on audited operating results and distributed within 90 days of the close of the Company's fiscal year.

     3. The bonus payment will be determined based upon the following: 1/3 attributable to corporate performance, 1/3 to the individuals specific group performance and 1/3 attributable to the individuals overall performance as subjectively reviewed by the President and the Board of Directors Compensation Committee.

     4. Eligibility of a participant to receive a full, or a partial bonus requires continuous employment within National Dentex Corporation to the date actual bonus distributions are made.

     5. New hire status, promotion, transfer, retirement, disability or death does not eliminate or terminate eligibility, and distribution to any participant or beneficiary in this category is pro-rated to that portion of the year employed in a position covered by the Plan.

     6. This Plan may be revoked or revised at any time, in total or as it applies to any individual whose performance is unsatisfactory, by the Board of Directors and does not constitute a legally binding commitment. Any deviation from the Plan requires approval of the National Dentex Corporation Compensation Committee.